As filed with the Securities and Exchange Commission on August 29, 2003
                                                 Registration No. 333-__________
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                              PEOPLES BANCORP INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                Ohio                                 31-0987416
 ---------------------------------               -------------------
    (State or other jurisdiction                  (I.R.S. Employer
 of incorporation or organization)               Identification No.)


           138 Putnam Street, P. O. Box 738, Marietta, Ohio 45750-0738
               (Address of Principal Executive Offices) (Zip Code)

                  Peoples Bancorp Inc. Retirement Savings Plan
                            (Full title of the plan)

Charles R. Hunsaker, Esq.                  Copy to:
General Counsel                            Elizabeth Turrell Farrar, Esq.
Peoples Bancorp Inc.                       Vorys, Sater, Seymour and Pease LLP
138 Putnam Street                          52 East Gay Street
P. O. Box 738                              Columbus, Ohio 43215
Marietta, Ohio 45750-0738
(Name and address of agent for service)


                                 (740) 374-6109
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
================================ ================== ======================= ======================= ================
                                                       Proposed maximum        Proposed maximum        Amount of
      Title of securities          Amount to be            offering               aggregate          registration
     to be registered (1)           registered       price per share (2)        offering price            fee
-------------------------------- ------------------ ----------------------- ----------------------- ----------------
Common Shares,
without par value...........          525,000               $26.80               $14,070,000           $1,138.26
================================ ================== ======================= ======================= ================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of computing the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, and computed on the basis of the average of the high and low sales prices of the Common Shares as reported on The Nasdaq Stock Market on August 25, 2003.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
----------------------------------------------------------

         Peoples Bancorp Inc. (the "Registrant") and the Peoples Bancorp Inc. Retirement Savings Plan (the "Plan") hereby incorporate by reference into this Registration Statement the following documents filed by the Registrant and the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     o The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     o The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2002, as amended by the Form 11-K/A filed with the Commission on June 23, 2003.

     o The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003.

     o The Registrant's Current Reports on Form 8-K filed with the Commission on January 6, 2003, January 14, 2003, January 21, 2003, February 13, 2003 (as amended February 14, 2003), February 20, 2003, March 11, 2003, March 13, 2003, April 1, 2003, April 11, 2003, April 15, 2003,
          May 9, 2003, May 12, 2003, June 19, 2003, July 1, 2003, July 7, 2003,
          July 15, 2003, August 11, 2003 and August 15,2003.

     o The description of the Registrant's common shares, without par value (the "Common Shares"), contained in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

         Any definitive proxy statement or information statement filed pursuant to Section 14 of the Exchange Act, and all documents which may be filed by the Registrant or the Plan with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated under the Plan, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished or provided by the Registrant under Item 9 or Item 12 of any of the Registrant's Current Reports on Form 8-K is not incorporated by reference in this Registration Statement on Form S-8. The Registrant furnished information under Item 9 of the Registrant's Current Report on Form 8-K to the Commission on April 17, 2003.

Item 4.           Description of Securities.
-------------------------------------------

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
--------------------------------------------------------

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.
------------------------------------------------------------

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders;

                           (d) By the court of common pleas or the court in
                  which the action, suit, or proceeding referred to in division
                  (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                                    (i) Repay such amount if it is proved by
                           clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                                    (ii) Reasonably cooperate with the
                           corporation concerning the action, suit, or proceeding.

                           (b) Expenses, including attorney's fees, incurred by
                  a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Article Five of the Code of Regulations of the Registrant governs indemnification by the Registrant and provides as follows:

                  Section 5.01. Mandatory Indemnification.
                  ----------------------------------------
                           The corporation shall indemnify any officer or
                  director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  Section 5.02. Court-Approved Indemnification.
                  ---------------------------------------------
                           Anything contained in the Regulations or elsewhere to
                  the contrary notwithstanding:

                             (A) the corporation shall not indemnify any officer
                  or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                             (B) the corporation shall promptly make any such
                  unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

                  Section 5.03. Indemnification for Expenses.
                  -------------------------------------------
                           Anything contained in the Regulations or elsewhere to
                  the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                  Section 5.04. Determination Required.
                  -------------------------------------
                           Any indemnification required under Section 5.01 and
                  not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division
                  (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  Section 5.05. Advances for Expenses.
                  ------------------------------------
                           Expenses (including, without limitation, attorneys'
                  fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                           (A) if it shall ultimately be determined as provided
                  in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

                           (B) if, in respect of any claim, issue or other
                  matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  Section 5.06. Article Five Not Exclusive.
                  -----------------------------------------
                           The indemnification provided by this Article Five
                  shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  Section 5.07.     Insurance.
                  ----------------------------
                           The corporation may purchase and maintain insurance
                  or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  Section 5.08.     Certain  Definitions.
                  ---------------------------------------
                           For purposes of this Article Five, and as examples
                  and not by way of limitation:

                             (A) A person claiming indemnification under this
                  Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                             (B) References to an "other enterprise" shall
                  include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that phrase as used in this Article Five.

                  Section 5.09. Venue.
                  --------------------
                           Any action, suit or proceeding to determine a claim
                  for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.

         In addition, the Registrant has purchased $10 million of insurance that insures its directors and officers against certain liabilities which might be incurred by them in such capacities. The Registrant also maintains fiduciary and lending liability coverage up to a $7 million limit.

         Section 7.03 of the Peoples Bancorp Inc. Retirement Savings Plan (the "Plan") addresses indemnity of certain fiduciaries, including the Plan Administrator. Section 7.03 of the Plan provides:

                  7.03 INDEMNITY OF CERTAIN FIDUCIARIES.
                  --------------------------------------
                           The Employer will indemnify, defend and hold harmless
                  the Plan Administrator from and against any and all loss resulting from liability to which the Plan Administrator may be subjected by reason of any act or omission (except willful misconduct or gross negligence) in its official capacities in the administration of this Trust or Plan or both, including attorneys' fees and all other expenses reasonably incurred in the Plan Administrator's defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator from any liability the Plan Administrator may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Employer may execute a written agreement further delineating the indemnification agreement of this
                  Section 7.03, provided the agreement is consistent with and does not violate ERISA. The indemnification provisions of this
                  Section 7.03 extend to any Trustee, third party administrator, Custodian or other Plan service provider solely to the extent provided by a written agreement executed by such persons and the Employer.


Item 7.    Exemption from Registration Claimed.
----------------------------------------------

         Not applicable.


Item 8.    Exhibits.
-------------------

         See the Index to Exhibits attached hereto beginning at page 16.

         The undersigned Registrant hereby undertakes to submit the Peoples Bancorp Inc. Retirement Savings Plan (the "Plan") and any amendment to the Plan, or cause the same to be submitted, to the Internal Revenue Service (the "IRS") as required under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Code.


Item 9.    Undertakings.
-----------------------

A. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 on behalf of the Peoples Bancorp Inc. Retirement Savings Plan) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  [Remainder of page intentionally left blank;
                       signatures begin on following page]

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on the 29th day of August, 2003.

                                   PEOPLES BANCORP INC.


                           By: /s/ Robert E. Evans*
                                   --------------------------------------
                                   Robert E. Evans
                                   Chairman of the Board
                                   President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 29th day of August 2003.

                     Name                     Title

/s/ Robert E. Evans*                 Chairman of the Board
    -------------------------        President and Chief Executive Officer
    Robert E. Evans                  (Principal Executive Officer) and Director

/s/ Carl Baker, Jr.*                 Director
    -------------------------
    Carl Baker, Jr.

/s/ Mark F. Bradley*                 Executive Vice President
    -------------------------        Chief Operating Officer and Director
    Mark F. Bradley

/s/ George W. Broughton*             Director
    -------------------------
    George W. Broughton

/s/ Frank L. Christy*                Director
    -------------------------
    Frank L. Christy

/s/ Wilford D. Dimit*                Director
    -------------------------
    Wilford D. Dimit

/s/ Rex E. Maiden*                   Director
    -------------------------
    Rex E. Maiden

/s/ Robert W. Price*                 Director
    -------------------------
    Robert W. Price

/s/ Paul T. Theisen*                 Director
    -------------------------
    Paul T. Theisen

/s/ Thomas C. Vadakin*               Director
    -------------------------
    Thomas C. Vadakin

/s/ Joseph H. Wesel*                 Director
    --------------------------
    Joseph H. Wesel

/s/ John W. Conlon                   Chief Financial Officer and Treasurer
    --------------------------       (Principal Financial Officer)
    John W. Conlon

/s/ Donald J. Landers*               Controller and Chief Accounting Officer
    --------------------------
    Donald J. Landers

---------------------

*By John W. Conlon pursuant to Powers of Attorney executed by the directors and executive officers listed above, which Powers of Attorney are being filed herein with the Securities and Exchange Commission as an exhibit to this Registration Statement.


                           /s/ John W. Conlon
                               ----------------
                               John W. Conlon
                               Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee of the Peoples Bancorp Inc. Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on the 29th day of August 2003.

                               PEOPLES BANCORP INC. RETIREMENT SAVINGS PLAN

                               By PEOPLES BANK, NATIONAL ASSOCIATION, Trustee


                       By: /s/ John E. Dakesian
                               ----------------------------------
                               John E. Dakesian
                               Vice President, Human Resources and
                               Chairman, Retirement Plan Committee


                                INDEX TO EXHIBITS


Exhibit No.   Description of Exhibit                  Location
-----------   ----------------------                  --------
4(a)(1)       Amended Articles of Incorporation       Incorporated herein by reference to
              of Peoples Bancorp Inc. (as filed       Exhibit 3(a) to Registration Statement
              with the Ohio Secretary of State        on Form 8-B of Peoples Bancorp Inc.
              on May 3, 1993).                        ("Peoples") filed July 20, 1993
                                                      (File No.0-16772).

4(a)(2)       Certificate of Amendment to the         Incorporated herein by reference to Exhibit
              Amended Articles of Incorporation       3(a)(2) to Peoples' Annual Report on Form
              of Peoples Bancorp Inc. (as filed       10-K for the fiscal year ended December 31,
              with the Ohio Secretary of State        1997 (File No. 0-16772) (the "1997 Form
              on April 22, 1994).                     10-K").

4(a)(3)       Certificate of Amendment to the         Incorporated herein by reference to Exhibit
              Amended Articles of Incorporation       3(a)(3) to Peoples' 1997 Form 10-K.
              of Peoples Bancorp Inc. (as filed
              with the Ohio Secretary of
              State on April 9, 1996).


4(a)(4)       Certificate of Amendment to the         Incorporated herein by reference to Exhibit
              Amended Articles of Incorporation       3(a) to Peoples' Quarterly Report on Form
              of Peoples Bancorp Inc. (as filed       10-Q for the quarterly period ended
              with the Ohio Secretary of State        March 31, 2003 (File No. 0-16772) (the
              on April 23, 2003).                     "March 2003 Form 10-Q").

4(a)(5)       Amended Articles of Incorporation       Incorporated herein by reference to
              of Peoples Bancorp Inc.                 Exhibit 3(b) to Peoples' March 2003 Form
              (reflecting amendments through          10Q.
              April 23, 2003) [For SEC reporting
              compliance purposes only -- not
              filed with Ohio Secretary of State].

4(b)(1)       Code of Regulations of Peoples          Incorporated herein by reference to
              Bancorp Inc.                            Exhibit 3(b) to Peoples' Registration
                                                      Statement on Form 8-B filed July 20,
                                                      1993 (File No. 0-16772).

4(b)(2)       Certified Resolutions Regarding         Incorporated herein by reference to
              Adoption of Amendments to Sections      Exhibit 3(c) to Peoples' March 2003 Form
              1.03, 1.04, 1.05, 1.06, 1.08, 1.10,     10-Q.
              2.03(C), 2.07, 2.08, 2.10 and 6.02
              of the Code of Regulations of Peoples
              Bancorp Inc. by Shareholders on April
              10, 2003.

4(b)(3)       Code of Regulations of Peoples Bancorp   Incorporated herein by reference to Exhibit
              Inc. (reflecting amendments through      3(d) to Peoples' March 2003 Form 10-Q.
              April 10, 2003) [For SEC reporting
              compliance purposes only].

 23(a)        Consent of Ernst & Young LLP             Filed herewith.

 23(b)        Consent of Rea & Associates, Inc.        Filed herewith.

 24           Powers of Attorney of Directors and      Filed herewith
              Executive Officers of Peoples Bancorp
              Inc.
